UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	27-0186273
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

27001 Agoura Road, Third Floor Calabasas, California	91301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-159460 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the registrant’s common shares of beneficial interest, $0.01 par value per share (the “Shares”), is set forth under the caption “Description of Shares of Beneficial Interest” in the registrant’s registration statement on Form S-11 (File No. 333-159460) filed with the Securities and Exchange Commission on May 22, 2009, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference.  The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.  In addition, incorporated by reference herein is information relating to the registrant’s Shares under the caption “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the Registration Statement.

Item 2.            Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange, LLC and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on July 23, 2009.

PennyMac Mortgage Investment Trust

By:	/s/ Jeff Grogin
Name:	Jeff Grogin
Title:	Chief Legal Officer and
Secretary